                                                                   Exhibit 10.39


                           ENERGY TRANSFER CORPORATION



March 23, 1994


Cornerstone Natural Gas, Inc.
8080 N. Central Expressway, Suite 1200
Dallas, Texas  75206

Re: OPERATING AGREEMENT OF THE OLETHA GAS GATHERING SYSTEM LOCATED IN LIMESTONE COUNTY, TEXAS

Gentlemen:

This letter will outline the Agreement between Cornerstone Natural Gas, Inc., a Delaware corporation ("Cornerstone"), and Energy Transfer Corporation, a Texas corporation ("ETC"), on the management and operations of the Oletha Gas Gathering System ("System").

SCOPE:    The scope of the day-to-day operations of the System shall include:

     1) Measurement, calibration, and integration of all charts on the meters that are located at or near the wellhead of the wells connected to the System, in a manner that is customary to and consistent with industry standards, including the frequency of changing charts and the calibration of meters.

     2) Lone Star Master Meter interconnect shall be maintained by Cornerstone.

     3) Marketing of the gas shall be done by Cornerstone as well as gas control. Cornerstone shall not be liable for any imbalances that it causes whether or not it could have prevented it. Cornerstone will make its best effort to prevent any gas control penalties incurred for under or over deliveries of gas, but shall have no risk. ETC will approve or disapprove the marketing of the gas.

     4) Scope does not include gas accounting, except gas imbalancing and invoicing.

     5) Scope includes oversight of operation of Compression or Dehydration or other such equipment, or clearing of right-of-way but not the physical or mechanical operation.

TERM: The term of this Agreement shall be one (1) year from June 1, 1993, and shall continue in effect month-to-month thereafter. Either party shall have thirty (30) days to give notice to cancel this Agreement at any time.


                       P.O. BOX 1494, LONGVIEW TEXAS 75606

Cornerstone-Oletha Agreement
March 23, 1994
Page two of two



FEE: The fee shall be $5,000.00 a month for the services outlined in the Scope; Cornerstone shall bill ETC at the end of the month.

HOOK-UPS/ADDITIONAL WELLS:

       Cornerstone will provide the necessary engineering and supervision for hooking up additional wells or meter taps.

INSURANCE:

       ETC acknowledges that it is responsible for providing the necessary and customary property and casualty insurance on the System which Cornerstone may, but is not obligated to, request.

REGULATORY MATTERS:

       ETC acknowledges that it is responsible for all filings and reporting, both Federal and State, regarding the operation of this System.

Sincerely Yours,
ENERGY TRANSFER CORPORATION,
GENERAL PARTNER



Kelcy L. Warren
President & Chief Executive Officer


Accepted and Agreed this 23rd day of March 1994 but effective as of June 1, 1993:

CORNERSTONE NATURAL GAS, INC.

By:_____________________________________

Name:__________________________________

Title:___________________________________





                       P.O. BOX 1494, LONGVIEW TEXAS 75606